Exhibit 99.1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13D/A (Amendment No.
18) relating to the ordinary shares of Koor Industries Ltd. is filed on behalf of each of the undersigned and that all subsequent amendments to the statement on Schedule 13D to which this Amendment No. 18 relates shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: July 27, 2005


CBT HOLDINGS LLC                                  CLARIDGE ISRAEL LLC


By:  /s/ Bruce Judelson                    By:  /s/  Bruce Judelson
     ----------------------------------         --------------------------------
     Name:  Bruce Judelson                      Name:  Bruce Judelson
     Title: Manager                             Title: Manager


ESARBEE INVESTMENTS LIMITED                CHARLES ROSNER BRONFMAN FAMILY TRUST


By:  /s/  Oded Tal                         By:  /s/  Oded Tal
     ----------------------------------         --------------------------------
     Name:  Oded Tal                            Name:  Oded Tal
     Title: Vice President, Investments         Title: Authorized Representative


                                           THE CHARLES BRONFMAN TRUST


                                           By:  /s/ Jay H. Rubinstein
                                                --------------------------------
                                                Name:  Jay H. Rubinstein
                                                Title: Trustee